Exhibit 10.4

EXECUTION COPY

September 18, 2023

Edify Acquisition Corp.

888 Seventh Avenue, Floor 29

New York, NY 10106

RE:	Amendment to Amended and Restated Letter Agreement

Reference is made to that certain amended and restated letter agreement (the “Letter Agreement”), dated as of December 18, 2022, by and among Edify Acquisition Corp., a Delaware corporation (“Buyer”), Colbeck Edify Holdings, LLC (the “Sponsor”) and the members of Buyer’s board of directors and/or management team as are party thereto (the “Insiders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement and Plan of Merger, dated as of December 18, 2022 (the “Merger Agreement”), by and among Buyer, Edify Merger Sub, Inc., a Nevada corporation (“Merger Sub”) and Unique Logistics International, Inc., a Nevada corporation (the “Company”). The parties hereby agree that the Letter Agreement is amended by this letter agreement (this “Amendment”) as follows:

1.	Amendments. The Letter Agreement is amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the bold and underlined text (indicated textually in the same manner as the following example: bold and underlined text) as set forth in paragraph 2 of this Amendment.

2.	Amendment to Section 4 (Forfeiture of Sponsor Shares). Section 4 of the Letter Agreement shall be replaced in its entirety by the following:

“Forfeiture of Sponsor Shares. Upon and subject to the Closing, and immediately following the automatic conversion of the Buyer Class B Common Stock into Buyer Class A Common Stock, 1,713,139 shares of Buyer Class A Common Stock owned by the Sponsor the Forfeited Shares shall be automatically forfeited to Buyer, without any further action by any Person, and shall be cancelled and retired, and the Sponsor shall not have any rights with respect thereto. The “Forfeited Shares” means a number of shares of Buyer Class A Common Stock owned by the Sponsor equal to (x) 1,713,139 minus (y) the product of (A) 150,000 and (B) the DDTL Increase Utilization Rate. The “DDTL Increase Utilization Rate” means a percentage equal to (1) the aggregate principal amount of the DDTL Increase 1 and DDTL Increase 2 (if any) drawn by the Company at the Closing pursuant to the Financing Agreement divided by (2) 1,500,000. The defined terms DDTL Increase 1 and DDTL Increase 2 shall have the meanings ascribed to such terms in that certain Financing Agreement, dated as of March 10, 2023 as amended as of the date hereof by that certain Waiver and Amendment No. 1 to Financing Agreement, by and among the Company, the Borrowers party thereto, CB Agent Services LLC, a Delaware limited liability company, Alter Domus (US) LLC, a Delaware limited liability company, and the Lenders party thereto (the “Financing Agreement”).”

3.	Except as expressly modified by this Amendment, the Letter Agreement and the parties’ rights and obligations thereunder shall remain unchanged and in full force and effect. This Amendment may be executed in counterparts, each of which shall be an original instrument and all of which taken together shall constitute one and the same agreement

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Please indicate your agreement to the terms of this Letter Agreement by signing where indicated below.

Very truly yours,

COLBECK EDIFY HOLDINGS, LLC

By:	/s/ Morris Beyda
Name:	Morris Beyda
Title:	Chief Operating Officer

DIRECTORS AND OFFICERS OF BUYER:

/s/ Ari Horowitz
Ari Horowitz

/s/ Morris Beyda
Morris Beyda

/s/ Susan Wolford
Susan Wolford

/s/ Jason Beckman
Jason Beckman

/s/ Jason Colodne
Jason Colodne

/s/ Rosamund Else-Mitchell
Rosamund Else-Mitchell

/s/ Ronald H. Schlosser
Ronald H. Schlosser

[Signature Page to Amendment to Letter Agreement]

Acknowledged and agreed
as of the date of this Letter Agreement:

EDIFY ACQUISITION CORP.

By:	/s/ Morris Beyda
Name:	Morris Beyda
Title:	Chief Financial Officer

[Signature Page to Amendment to Letter Agreement]

Acknowledged and agreed as intended third party beneficiary
as of the date of this Letter Agreement:

UNIQUE LOGISTICS INTERNATIONAL, INC.

By:	/s/ Sunandan Ray
Name:	Sunandan Ray
Title:	Chief Executive Officer

[Signature Page to Amendment to Letter Agreement]